UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, Phunware, Inc. (the "Company") announced that Matt Aune would be leaving his role as Chief Financial Officer, effective as of June 2, 2023 (the "Transition Date”). It is currently anticipated that Mr. Aune’s employment with the Company will terminate on June 30, 2023. The Company also announced the appointment of Troy Reisner as the Company’s Chief Financial Officer, also effective as of the Transition Date.

Mr. Reisner, age 55, has served as the Chief Financial Officer at Keystone Tower Systems, Inc., a manufacturer and installer of wind turbines, headquartered in Denver, Colorado. Prior to joining Keystone in December 2019, Mr. Reisner served over twenty years with the public accounting firm of Deloitte & Touche LLP until his retirement as partner in June 2019. In January 2022, he was appointed to the board of CEA Industries, Inc., (Nasdaq: CEAD), which designs, engineers and sells environmental control and other technologies for the controlled environment agriculture industry, where he also serves as chairman of their audit committee and member of their compensation committee. Mr. Reisner earned a B.S. degree in Accounting from Southern Illinois University at Edwardsville and practiced as a Certified Public Accountant for over 30 years and is licensed (inactive) as a CPA in the State of Missouri.

In connection with his appointment, the Company entered into a Confidential Executive Employment Agreement (the “Employment Agreement”) with Mr. Reisner, also effective as of the Transition Date. The Employment Agreement has an indefinite term, subject to termination by either party. The Company may terminate the Employment Agreement at any time with or without cause, while Mr. Reisner may terminate the Employment Agreement by providing at least thirty (30) days’ written notice to the Company. The Employment Agreement includes non-competition covenants during Mr. Reisner’s employment and non-solicitation covenants applicable during and for the 24-month period following Mr. Reisner’s employment.

The Employment Agreement provides for an annual base salary of $350,000, a target annual cash bonus to be between 20% and 150% of the base salary, with the actual award value to be determined by the Company or the board of directors of the Company in its sole discretion based on factors including the strength of Mr. Reisner’s performance and the performance of the Company.

Furthermore, within thirty (30) calendar days of the date of the Employment Agreement, the Company will provide Mr. Reisner a one-time grant of 600,000 restricted stock units. The restricted stock units granted to Mr. Reisner will be subject to a separate award agreement, which will outline the specifics of such grant, including but not limited to, the vesting schedule, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms. In the discretion of the Company’s board of directors or compensation committee, such restricted stock unit award may either be granted under the Company’s 2018 Equity Incentive Plan or may be issued as a non-plan inducement award, as described in Nasdaq Listing Rule 5635(c)(4). The Employment Agreement also states that Mr. Reisner will be employed in Littleton, Colorado.

The Employment Agreement further provides that, if Mr. Reisner’s employment is terminated by the Company without “cause” or by Mr. Reisner for “good reason,” subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of six (6) months’ of his then-current base salary, certain other accrued benefits and certain accelerated vesting related to the restricted stock unit award further described above.

Except as set forth above, there are no arrangements or understandings between Mr. Reisner and any other persons pursuant to which Mr. Reisner was named as an executive of the Company. There are no family relationships between Mr. Reisner and any of the Company’s directors or executive officers. Additionally, Mr. Reisner does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

On May 30, 2023, the Company entered into a Confidential Separation and General Release Agreement (the "Lull Separation Agreement") with Matthew Lull, the Company's Chief Cryptocurrency Officer. The Lull Separation Agreement provides that Mr. Lull's employment with the Company terminated effective May 29, 2023. The Company and Mr. Lull have agreed that from the period of May 29, 2023 and continuing through August 31, 2023 (the "Lull Services Period"), Mr. Lull will serve as a special advisor to the Company. The Company and Mr. Lull both agreed to a mutual general release, which excludes certain specified types of claims. Mr. Lull also agreed to certain restrictive covenants, including confidentiality, non-compete and non-solicitation provisions.

As compensation for his service as a special advisor during the Services Period, Mr. Lull will receive aggregate gross cash compensation of $105,000, less applicable withholdings, of which $50,000 is payable on June 15, 2023, $12,500 is payable on each of July 15, 2023 and August 15, 2023 and $7,500 is payable in monthly installments beginning on September 15, 2023 and concluding on December 15, 2023. The Company will also reimburse Mr. Lull for continuation coverage under the Company's group health plan in accordance with COBRA through December 31, 2023.

During the course of his employment with the Company, Mr. Lull was awarded a grant of restricted stock units pursuant to the Company's 2018 Equity Incentive Plan (the "Lull Grant"). As of May 29, 2023, Mr. Lull had approximately 364,583 unvested restricted stock units under the Lull Grant. The Lull Grant was made on September 28, 2022, with various vesting share amounts on various dates, with the last vesting period scheduled to occur in April 2026. As additional compensation under the Lull Separation Agreement, the Company modified the vesting schedule with respect to a portion of the unvested restricted stock units under the Lull Grant, such that 218,750 restricted stock units vested on June 1, 2023. The balance, 145,833 unvested restricted stock units, will terminate in accordance with the Company's 2018 Equity Incentive Plan.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on June 2, 2023 announcing the appointment of Mr. Reisner as Chief Financial Officer is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Employment Agreement by and between Phunware, Inc. and Troy Reisner dated June 2, 2023.
99.1*	Press Release dated June 2, 2023 titled "Phunware Announces CFO Transition"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2023	Phunware, Inc.

	By:	/s/ Russell Buyse
Russell Buyse Chief Executive Officer